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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

                           Check the appropriate box:

                      [X] Preliminary Information Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14c-5(d)(2))
                      [ ] Definitive Information Statement

                              DUJOUR PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

                Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): 4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

                         [LOGO OF DUJOUR PRODUCTS, INC.]

                              DUJOUR PRODUCTS, INC.
                              West 2809 Longfellow
                            Spokane, Washington 99205

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about January ___, 2007 to the holders of record as of the close of business on December 27, 2006 of the common stock of Dujour Products, Inc. ("Dujour Products").

Dujour Products's Board of Directors has approved, and 1 stockholder holding 7,000,000 shares of the 10,180,000 shares of common stock outstanding as of December 27, 2006 has consented in writing, to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and Dujour Products's Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Dujour Products for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

Dujour Products will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Dujour Products will only deliver one Information Statement to multiple security holders sharing an address unless Dujour Products has received contrary instructions from one or more of the security holders. Upon written or oral request, Dujour Products will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:
Dujour Products, Inc., West 2809 Longfellow, Spokane, Washington 99205, Attn:
Adrian Crimeni, Chief Executive Officer. Mr. Crimeni may also be reach by telephone at (604) 761-1248

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Dujour Products's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Dujour Products's outstanding capital stock is required to effect the action described herein. Dujour Products's Articles of Incorporation does not authorize cumulative voting. As of the record date, Dujour Products had 10,180,000 voting shares of common stock issued and outstanding of which 5,090,001 shares are required to pass any stockholder resolutions. The single consenting stockholder of Dujour Products is the record and beneficial owner of 7,000,000 shares, which represents approximately 68.76% of the issued and outstanding shares of Dujour Products's common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated December 27, 2006. No consideration was paid for the consent. The consenting stockholders' names, affiliations with Dujour Products, and their beneficial holdings are as follows:

                   Beneficial Holder and           Shares
     Name               Affiliation           Beneficially Held      Percentage
--------------    ------------------------    -----------------      ----------
Adrian Crimeni    Chief Executive Officer,        7,000,000            68.76%
                  President and Director


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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 27, 2006, certain information regarding the ownership of Dujour Products's capital stock by each director and executive officer of Dujour Products, each person who is known to Dujour Products to be a beneficial owner of more than 5% of any class of Dujour Products's voting stock, and by all officers and directors of Dujour Products as a group. Unless otherwise indicated below, to Dujour Products's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 27, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 10,180,000 shares issued and outstanding on a fully diluted basis, as of December 27, 2006.


                                                      AMOUNT AND
                                                      NATURE OF
                                                      BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP        CLASS (1)
------------------------------------               ---------------    ----------

Adrian Crimeni
(Chief Executive Officer, President
 and Director)                                          7,000,000        68.76%
Dujour Products, Inc.                             (directly held)
West 2809 Longfellow
Spokane, Washington  99205

All officer and directors as a group (1 person)         7,000,000        68.76%


(1) This table is based on 10,180,00 shares of common stock issued and outstanding on December 27, 2006.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to our highest paid officers and directors for our fiscal year ended December 31, 2005 and our fiscal year ended December 31, 2004. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.


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

-------------------------------------------------------------------------------------------------
                             Annual Compensation     Long-Term Compensation
                           ------------------------  ----------------------------------
                                                     Awards                  Pay-Outs
                                                     ---------------------   ----------
                                            Other                Securities
                                            Annual   Restricted  Under-                   All
Name and                                    Compen-  Stock       lying                    Other
Principal                  Salary   Bonus   sation   Award(s)    Options/    LTIP         Compen-
Position          Year     ($)      ($)     ($)      ($)         SARs (#)    Payouts ($)  sation
-------------------------------------------------------------------------------------------------

Adrian  Crimeni   2005     -0-      -0-     -0-      -0-         -0-         -0-          -0-
                  2004     -0-      -0-     -0-      -0-         -0-         -0-          -0-

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Dujour Products which may result in a change in control of Dujour Products.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Dujour Products's Board of Directors and the written consent of the consenting stockholder:

                               FORWARD STOCK SPLIT

On December 27, 2007, the Board of Directors and the consenting stockholder unanimously adopted and approved a resolution to effect a six-for-one (6:1) forward split (the "Forward Stock Split") of all issued and outstanding shares of common stock of Dujour Products, effective not earlier than twenty (20) days after this Information Statement is mailed to stockholders of record as of December 27, 2007, and ten (10) days after Dujour Products notifies both the National Association of Securities Dealers, Inc. and the The Nasdaq Stock Market, Inc. of the Forward Stock Split.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The forward split will not change the number of authorized shares of common stock as stated in Dujour Products's Articles of Incorporation, as amended, or the par value of Dujour Products's common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder of Dujour Products will hold the same percentage of common stock outstanding immediately following the forward stock split as such stockholder held immediately prior to the split.

Purpose

The Board of Directors believed that it was in the best interests of Dujour Products to implement a forward stock split on the basis that the low number of issued and outstanding shares of common stock of Dujour Products would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of common stock issued and outstanding.


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Nevada Law

Under NRS 78.207, the Board of Directors may increase the number of issued and outstanding shares of common stock without simultaneously increasing the number of authorized shares only if: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares; and, (b) the proposal is approved by the vote of stockholders holding a majority of the voting power. Both conditions have been met.

Certain Risks Associated With the Forward Stock Split

There can be no assurance that the total projected market capitalization of Dujour Products's common stock after the proposed forward stock split will be equal to or greater than the total projected market capitalization before the proposed forward stock split or that the per share of Dujour Products's common stock following the forward stock split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of Dujour Products common stock (the "New Shares") after the forward stock split will rise or remain constant in proportion to the reduction in the number of old shares of Dujour Products common stock (the "Old Shares") outstanding before the forward stock split.

Accordingly, the total market capitalization of Dujour Products's common stock after the proposed forward stock split may be lower than the total market capitalization before the proposed forward stock split and, in the future, the market price of Dujour Products's common stock following the forward stock split may not exceed or remain higher than the market price prior to the proposed forward stock split. In many cases, the total market capitalization of a company following a forward stock split is lower than the total market capitalization before the forward stock split.

There can be no assurance that the forward stock split will result in a per share price that will attract investors.

A decline in the market price for Dujour Products's common stock after the forward stock split may result in a greater percentage decline than would occur in the absence of a forward stock split, and the liquidity of Dujour Products's common stock could be adversely affected following a forward stock split.

The market price of Dujour Products's common stock will also be based on Dujour Products's performance and other factors, some of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of Dujour Products's common stock declines, the percentage decline as an absolute number and as a percentage of Dujour Products's overall market capitalization may be greater than would occur in the absence of a forward stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a forward stock split are lower than they were before the forward stock split. Furthermore, the liquidity of Dujour Products's common stock could be adversely affected by the reduced number of shares that would be outstanding after the forward stock split.

Dujour Products's common stock trades as a "penny stock" classification which limits the liquidity for Dujour Products's common stock.

Dujour Products's stock is subject to "penny stock" rules as defined in Exchange Act Rule 3151-1. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Dujour Products's common stock is subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which Dujour Products's shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Dujour Products's stockholders to sell in the secondary market, through brokers, dealers or otherwise. Dujour Products also understands that many brokerage firms


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will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares. An orderly market is not assured or implied as to Dujour
Products's common stock. Nor are there any assurances as to the existence of market makers or broker/dealers for Dujour Products's common stock.

The Forward Stock Split makes a takeover or change in control of Dujour Products more difficult, if not impossible.

The Forward Stock Split is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures. However, Dujour Products stockholders should note that upon effectiveness of the Forward Stock Split, there will be approximately 61,080,000 shares of common stock issued and outstanding, leaving only 13,920,000 shares of common stock available for issuance under the Articles of Incorporation of Dujour Products, making any attempt to gain control, or otherwise effect a change in control, of Dujour Products more difficult and time consuming than it otherwise would be. Adrian Crimeni, the consenting stockholder, will continue to hold approximately 68.76% of the issued and outstanding shares of common stock after the Forward Stock Split, and Dujour Products will not have a sufficient number of shares authorized for issuance under its Articles of Incorporation to dilute Mr. Crimeni to being a non-majority holder of the common stock of Dujour Products. To increase the number of shares of common stock authorized for issuance under the Articles of Incorporation of Dujour Products will require a vote of the stockholders, which will be a time consuming and expensive process. Additionally, the low number of additional authorized and unissued shares available for issuance will make it more difficult to remove management. Dujour Products is not aware of any proposed attempt to take over Dujour Products or of any attempt to acquire a large block of Dujour Products's stock. Dujour Products has no present intention to use the increased authorized preferred stock for anti-takeover purposes.

Principal Effects of the Forward Stock Split

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Changes - 1 Old Share owned by a stockholder would be exchanged for 6 New Shares and (ii) the number of shares of Dujour Products's common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

If approved and effected, the forward stock split will be effected simultaneously for all of Dujour Products's common stock. While the intent is for the proposed forward split to affect all of Dujour Products's stockholders uniformly, the process of rounding up when any of Dujour Products's stockholders own a fractional share will result in a non-material change in each stockholder's percentage ownership interest in Dujour Products.

The Forward Stock Split does not materially affect the proportionate equity interest in Dujour Products of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the forward split will "round up" to the nearest whole number. No cash will be paid to any holders of fractional interests in Dujour Products.

Authorized Shares - The forward split will not change the number of authorized shares of common stock of Dujour Products, as states in Dujour Products's Articles of Incorporation, as amended.

Accounting Matters - The Forward Stock Split will not affect the par value of Dujour Products's common stock. As a result, as of the effective time of the Forward Stock Split, the stated capital on Dujour Products's balance sheet attributable to Dujour Products's common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value of Dujour Products's common stock will be restated because there will be a greater number shares of Dujour Products's common stock outstanding.


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



Procedure for Effecting the Forward Stock Split and Exchange of Stock
Certificates

Upon effectiveness of the forward stock split, each outstanding share of Dujour Products will automatically be converted on the effective date at the applicable forward stock split ratio. It will not be necessary for stockholders of Dujour Products to exchange their existing stock certificates.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material federal income tax consequences of the Forward Stock Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the forward stock split.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the forward stock split. The aggregate tax basis of the New Shares received in the Forward Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the forward stock split.

Dujour Products's view regarding the tax consequences of the forward stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the forward stock split.

                      ADDITIONAL AND AVAILABLE INFORMATION

Dujour Products is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

Dujour Products's Registration Statement on Form SB-2, as amended, filed on September 26, 2005, as amended, Current Reports on Form 10-KSB for the year ended 2005, and on Forms 10-QSB, for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 have been incorporated herein by this reference.

Dujour Products will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Dujour Products pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the


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extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                           COMPANY CONTACT INFORMATION

All inquiries regarding Dujour Products should be addressed to Adrian Crimeni, Chief Executive Officer, at Dujour Products's principal executive offices, at:
Dujour Products, Inc., West 2809 Longfellow, Spokane, Washington 99205, telephone (604) 761-1248.
































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